Exhibit 3.2

PRESS GANEY HOLDINGS, INC.

BY-LAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.  Place of Meeting and Notice.  Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

Section 2.  Annual and Special Meetings.  Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting.  Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors.

Section 3.  Notice.  Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

Section 4.  Quorum.  At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law.  In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 5.  Voting.  Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by affirmative vote of a majority of the Corporation’s issued and outstanding capital stock present in person or by proxy.

ARTICLE II

DIRECTORS

Section 1.  Number, Election and Removal of Directors.  The number of Directors that shall constitute the Board of Directors shall not be less than one or more than fifteen.  The first Board of Directors shall consist of two Directors. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or the stockholders.  The Directors shall be elected by the stockholders at their annual meeting.  Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

Section 2.  Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting.

Section 3.  Quorum.  One-third of the total number of authorized Director seats shall constitute a quorum for the transaction of business.  If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present.  Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these By-Laws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 4.  Committees.  The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act as the absent or disqualified member.

ARTICLE III

OFFICERS

The officers of the Corporation shall consist of a President and a Secretary, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors.  Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices.  All officers shall be subject to the supervision and direction of the Board of Directors.  The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause.  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE IV

INDEMNIFICATION

Section 1.  Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation (or has ceased to serve, at the request of the

Corporation, as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan) and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this ARTICLE IV with respect to proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the first instance by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section 1 of this ARTICLE IV shall be a contract right and shall include the obligation of the Corporation to pay, to the fullest extent permitted by law, the expenses incurred in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise.  The Corporation may, by action of its Board of Directors, provide indemnification and advancement of expenses to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification and advancement of expenses of directors and officers.

Section 2.  Procedure for Indemnification.  If a claim for indemnification under this ARTICLE IV (which may only be made following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the indemnitee, or if a claim for any advancement of expenses under this ARTICLE IV is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced (provided that the indemnitee has delivered the undertaking contemplated by Section 1 of this ARTICLE IV), the indemnitee shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement of expenses, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by law.  It shall be a defense to any action by a director or officer for indemnification or the advancement of expenses (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 1 of this ARTICLE IV, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.  The procedure for indemnification of other employees and agents of the Corporation for whom indemnification and advancement of expenses is provided pursuant to Section 1 of this ARTICLE IV shall be the same procedure set forth in this Section 2 for directors or officers of the Corporation, unless otherwise set forth in the action of the Board of Directors providing indemnification and advancement of expenses for such employees or agents of the Corporation.

Section 3.  Insurance.  The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 4.  Service for Subsidiaries.  Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned directly or indirectly by the Corporation (a “subsidiary” for this ARTICLE IV) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 5.  Reliance.  To the fullest extent permitted by law, persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnification, advancement of expenses and other rights contained in this ARTICLE IV in entering into or continuing such service.  To the fullest extent permitted by law, the rights to indemnification and to the advancement of expenses conferred in this ARTICLE IV shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 6.  Other Rights; Continuation of Rights to Indemnification.  The rights to indemnification and to the advancement of expenses conferred in this ARTICLE IV shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these Bylaws or under any statute, agreement, vote of stockholders or disinterested directors or otherwise.  All rights to indemnification and to the advancement of expenses under this ARTICLE IV shall be deemed to be a contract between the Corporation and each indemnitee who serves or served in such capacity at any time while this ARTICLE IV is in effect.  Any repeal or modification of this ARTICLE IV or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such indemnitee or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 7.  Merger or Consolidation.  For purposes of this ARTICLE IV, references to the “Corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE IV with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 8.  Savings Clause.  If this ARTICLE IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification or advancement of expenses under Section 1 of this ARTICLE IV as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this ARTICLE IV to the fullest extent permitted by any applicable portion of this ARTICLE IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE V

GENERAL PROVISIONS

Section 1.  Notices.  Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears in the records of the Corporation, with postage thereon prepaid.  Such notice shall be deemed to have been given when it is deposited in the United States mail.  Notice to Directors may also be given by telegram.

Section 2.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors.

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